UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017

SPORTS FIELD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54883	46-0939465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4320 Winfield Road, Suite 200

Warrenville, Illinois 60555

(Address of Principal Executive Offices)

(508) 366-1000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 15, 2017, Sports Field Holdings, Inc. (the “Company”) entered into a director agreement (“Director Agreement”) with Tom Minichiello, concurrent with Mr. Minichiello’s appointment to the Board of Directors of the Company (the “Board”) effective May 15, 2017 (the “Effective Date”). The Director Agreement may, at the option of the Board, be automatically renewed on such date that Mr. Minichiello is re-elected to the Board. Pursuant to the Director Agreement, Mr. Minichiello is to be paid a stipend of One Thousand Dollars ($1,000) per meeting of the Board, which shall be contingent upon his attendance at the meetings being in person, rather than via telephone or some other electronic medium. Additionally, Mr. Minichiello shall receive non-qualified stock options (the “Options”) to purchase up to Two Hundred Thousand (200,000) shares of the Company’s common stock.  The exercise price of the Options shall be One Dollar ($1.00) per share. The Options shall vest in equal amounts over a period of two (2) years at the rate of Twenty Five Thousand (25,000) shares per fiscal quarter on the last day of each such quarter, commencing in the first full fiscal quarter in which Mr. Minichiello serves in his capacity as Director in 2017.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 1.01 is hereby incorporated by reference.

On May 15, 2017, the Board approved by unanimous written consent the appointment of Tom Minichiello as director of the Company, effective immediately.

Tom Minichiello, age 58

Tom Minichiello is currently Senior Vice President, Chief Financial Officer, Treasurer, and Secretary for Westell Technologies, positions he has held since July, 2013. He is responsible for finance, information technology, human resources, legal, contract administration, real estate, and corporate communications. Prior to Westell, Mr. Minichiello was interim Chief Financial Officer for Tellabs and served in various other positions including Vice President of Finance and Chief Accounting Officer, Vice President of Financial Operations, Vice President of Finance for North America, Director of Finance for all product divisions, and Controller for the Optical Networking Group from March 2001 to July, 2013. Minichiello also served in leadership roles at Andrew Corporation and held financial management and audit positions at Phelps Dodge, Otis Elevator, and United Technologies. He began his career at Sterling Drug. Mr. Minichiello serves on the Governing Body for the Evanta Chicago CFO Executive Summit. He was a Panelist for the 2016 Finance Transformation Summit in Dallas, and previously was an Advisory Board Member for Back on My Feet Chicago and a Board Member for the Tellabs Foundation.

Mr. Minichiello holds a Master of Business Administration degree in Entrepreneurship and Operations Management from DePaul University, a Master of Science in Accounting from the University of Hartford, and a Bachelor of Arts in Economics from Villanova University. He is a Certified Public Accountant.

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Family Relationships

Mr. Minichiello does not have any family relationships with a current officer or director of the Company.

Related Party Transactions

There are no applicable related party transactions.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1*	Director Agreement, dated May 15, 2017 between the Company and Tom Minichiello.

*filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTS FIELD HOLDINGS, INC.

Date: May 17, 2017	By:	/s/ Jeromy Olson
Jeromy Olson
Chief Executive Officer

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